UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2009

REWARDS NETWORK INC.

(Exact Name of Registrant Specified in its Charter)

Delaware	1-13806	84-6028875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 950 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 521-6767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 19, 2009, Rewards Network Establishment Services Inc., a wholly-owned subsidiary of Rewards Network Inc., entered into an Amended and Restated United Mileage Plus® Participation Agreement with UAL Loyalty Services, LLC (the “ULS Agreement”), dated as of January 1, 2009. The ULS Agreement sets forth the terms and conditions upon which the Company provides a dining rewards program to UAL Loyalty Services members. The term of the ULS Agreement expires on December 31, 2011, after which the ULS Agreement continues on a year-to-year basis until either party gives written notice of non-renewal. This summary is qualified in its entirety by reference to the ULS Agreement, a copy of which is attached hereto as Exhibit 10.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amended and Restated United Mileage Plus® Participation Agreement, dated as of January 1, 2009, between Rewards Network Establishment Services Inc. and UAL Loyalty Services, LLC. Portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REWARDS NETWORK INC.

By:	/s/ Roya Behnia
Roya Behnia Senior Vice President, General Counsel, Secretary and Chief Privacy Officer

Dated: May 22, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amended and Restated United Mileage Plus® Participation Agreement, dated as of January 1, 2009, between Rewards Network Establishment Services Inc. and UAL Loyalty Services, LLC. Portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.